Exhibit 10.1

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

AGREEMENT FOR DISTRIBUTION OF PRODUCTS

This Agreement for Distribution of Products (the “Agreement”) is effective September 26, 2006 between Whole Foods Market Distribution, Inc., a Delaware corporation (“WFM”), and United Natural Foods, Inc., a Delaware corporation (“UNFI”).

RECITALS

A.          WFM and its affiliates and subsidiaries are primarily engaged in the sale of natural and organic products. Their operations include retail stores (“WFM Stores”), food production/repacking facilities and distribution centers (together, including WFM Stores, the “WFM Locations”). WFM and its affiliates and subsidiaries have WFM Locations in a number of separate regions, which currently include the Florida Region, Mid-Atlantic Region, Mid-West Region, Pacific Northwest Region, Northern Atlantic Region, Northeast Region, Northern California Region, Rocky Mountain Region, South Region, Southern Pacific Region, and the Southwest Region (each a “WFM Region” and collectively the “WFM Regions”).

B.           UNFI and its affiliates, subsidiaries and related parties including but not limited to, all distribution arms of the foregoing parties and Select Nutrition (together with UNFI, the “UNFI Parties”) operate a group of distribution centers (individually a “UNFI DC” and collectively the “UNFI DCs”) that sell natural and organic products. For purposes of this Agreement UNFI Parties specifically excludes Albert’s Organics, Inc. and manufacturing arms and retail divisions of UNFI and its affiliates subsidiaries and related parties.

C.           The parties desire to enter into this Agreement to set forth the terms upon which UNFI will sell and distribute to WFM Locations and WFM Locations will purchase certain goods and services.

NOW, THEREFORE, the parties agree as follows:

1.            Term. This Agreement shall have an initial term of seven years (the “Term”) commencing as of September 26, 2006 (the “Effective Date”).

2.            Scope. This Agreement applies to any product purchased by a WFM Location in the continental United States from the UNFI Parties (in any case a “Product” and collectively “Products”). [*CONFIDENTIAL*].

3.	Distribution Arrangement.

(a)            The pricing terms set forth in this Agreement will remain in effect as long as WFM uses UNFI as its “Primary Distributor.” WFM is deemed to have used UNFI as its Primary Distributor if the following two conditions are met: (i) each WFM Region (excluding [*CONFIDENTIAL*] and all WFM Stores outside of the continental United States) purchases [*CONFIDENTIAL*] in Products per “WFM Fiscal Year” (as identified on Exhibit A) as were purchased in [*CONFIDENTIAL*]; and (ii) if [*CONFIDENTIAL*] of the aggregate dollar amount of Product purchases by all WFM Stores (excluding [*CONFIDENTIAL*] and all WFM Stores outside of the continental United States) from wholesale natural grocery distributors during a WFM Fiscal Year are made from UNFI Parties. Orders submitted to the UNFI Parties

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

for Products that are out of stock (“OOS”) will be included in the calculation as purchases from UNFI Parties for determining whether both (a)(i) and (a)(ii) have been satisfied. The following purchases by WFM Stores are not considered to be purchases from a wholesale natural grocery distributor and therefore will not be included in determining the dollar amount of WFM Store product purchases for purposes of this Section 3(a)(ii): (A) purchases by WFM Stores from WFM or any of its affiliates or subsidiaries (collectively, the “WFM Parties”), including, but not limited to, purchases from a WFM distribution center, (B) purchases by WFM Store from the manufacturer of a product, (C) purchases by WFM Stores from non natural grocery distributors including, but not limited to, broad-line food service distributors, non-food distributors and specialty distributors such as but not limited to cheese, produce, meat, seafood, or alcoholic beverages distributors. If at any time UNFI believes that WFM has not satisfied the conditions set forth in Section 3(a)(i) or 3(a)(ii), UNFI will notify WFM in writing. WFM will have 3 WFM Periods from receipt of such notice to adjust purchases to meet the requirements. If WFM fails to cure the noncompliance in 3 WFM Periods (calculated on a consecutive 13 WFM Period basis) from the receipt of notice, UNFI’s sole remedy will be to renegotiate the “Gross Profit Margin Percent” identified on Exhibit B.

(b)           UNFI agrees to (i) use commercially reasonable efforts to increase its distribution capacity in [*CONFIDENTIAL*] and (ii) establish a new distribution center in [*CONFIDENTIAL*]. If UNFI fails to provide fully functional UNFI DCs capable of servicing the applicable WFM Locations in the [*CONFIDENTIAL*] and [*CONFIDENTIAL*] (in each case, the “Online Date”), UNFI will be charged a penalty fee. The penalty fee begins on the applicable UNFI DCs Online Date and continues until the applicable UNFI DC is fully functional and is equal to [*CONFIDENTIAL*]. If there is an event of Force Majeure that prevents UNFI from meeting the applicable Online Date, the parties agree to negotiate a new Online Date.

(c)            UNFI agrees to stock all new Products requested by WFM after the Effective Date if a majority of the WFM Stores (but in any case, not less than six WFM Stores or all the WFM Stores in a WFM Region if the WFM Region contains less than six WFM Stores) in the applicable WFM Region agree to stock the new Product, including, but not limited to, Exclusives (defined in Section 5(b)), Private Label SKUs (defined in Section 6(a)) and Control Label SKUs (defined in Section 6(a)). All new Product vendors must meet UNFI’s reasonable requirements for new vendors. Any single WFM Store requests for a new Product will be reviewed on a case by case basis.

(d)           At any time during the term of this Agreement, the [*CONFIDENTIAL*] may choose to use UNFI as its Primary Distributor by executing a document substantially in the form of Exhibit C attached hereto.  Subject to the requirements in Exhibit C, UNFI will become the Primary Distributor for the [*CONFIDENTIAL*] effective the date of execution of Exhibit C.  Notwithstanding anything to the contrary in this Agreement, Exhibit C does not require the execution of UNFI although it will amend this Agreement.

4.            Reports. At WFM’s reasonable request, UNFI will provide reports to WFM that include all information and data relevant to an evaluation of the WFM account and UNFI’s performance under this Agreement, including, but not limited to, the following reports: (i) all reports requested by WFM [*CONFIDENTIAL*]; (ii) any reports of the type provided to WFM prior to

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

the Effective Date; and (iii) all reports requested in this Agreement. In addition, WFM may submit requests to UNFI for additional information and data relating to WFM’s account and UNFI will prepare reports for WFM setting forth the requested information and data. UNFI will use commercially reasonable efforts to provide all such information and data in a timely manner and in the format requested by WFM. WFM may specify either a hard copy or electronic copy. For electronic copies, WFM may specific whether the report will be delivered in CSV, Excel or Word or another format reasonably acceptable to UNFI

5.	Branded Products.

(a)            Quality Standards. WFM has a list of ingredients located at www.wholefoodsmarket.com (which the WFM Parties may modify from time to time) that WFM does not permit in any products sold at WFM Stores (the “Unacceptable Ingredient List”). UNFI agrees it will not knowingly sell WFM Products that contain ingredients listed on the Unacceptable Ingredient List.

(b)           Exclusives. From time to time, WFM and certain Product manufacturers or suppliers may agree that a Product provided by such manufacturer or supplier will be sold exclusively to WFM (“Exclusives”). If a new Exclusive Product meets the requirements in Section 3(c), UNFI will purchase and stock Exclusives in inventory and for a period specified by WFM (not to exceed three UNFI Pricing Periods per UNFI DC unless mutually agreed upon by the parties), UNFI will sell the Product only to WFM Locations.

6.	Private Label and Control Label Products.

(a)            Inventory. “Private Label SKUs” will mean those Products that WFM Locations offer from time to time with packaging that includes WFM proprietary labels including, but not limited to, “Whole Foods” “365 Everyday Value” “365 Organic Everyday Value” “Whole Kids Organic” “Whole Body” “Whole Pantry” and such other trade names or marks used by WFM Parties from time to time. In addition to Private Label SKUs, certain manufacturers or suppliers may agree from time to time to produce products for WFM that include manufacturer or supplier proprietary labels used exclusively on products sold to WFM Locations (“Control Label SKUs”). UNFI will purchase and stock the Private Label SKUs and the Control Label SKUs requested by WFM from time to time in the UNFI DCs designated by WFM. UNFI will provide WFM with a current list of individuals designated as contacts for Private Label SKU and Control Label SKU inventory matters and will keep WFM informed of any changes to contact information.

(b)           Report. UNFI recognizes the importance of delivering all information regarding Private Label SKUs and Control Label SKUs in a clear, concise and complete manner. UNFI will provide WFM with a report of UNFI’s Private Label SKU inventory and Control Label SKU inventory in a form mutually agreed upon by the parties once every WFM Period as identified on Exhibit A (the “Private Label Report”). The Private Label Report will be per UNFI DC and UNFI in total and will include information about usage, stock level, amount on order and how many times each Private Label SKU and Control Label SKU turned during a WFM Period (an “Inventory Minimum Turn Period”). UNFI agrees to deliver the first Private Label Report 60 days from the Effective Date.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(c)	Product Hold; Stock Recovery, Withdrawals and Recalls.

(i)                         All notices relating to a Product hold, stock recovery, withdrawal or recall of a Private Label SKU or Control Label SKU may be communicated to UNFI by a member of the WFM Private Label Team (a “Product Action Notice”). UNFI will cooperate fully with the WFM Private Label Team, respond promptly to any Product Action Notice and confirm receipt of any such notice by email as soon as possible but in every case, within 24 hours. UNFI shall keep the WFM Private Label Team informed of the status of UNFI inventory subject to a Product Action Notice and all actions performed by a UNFI Party in response to any such notice. If UNFI receives notice from anyone other than a WFM Private Label Team member that involves a Product hold, stock recovery, withdrawal or recall associated with a Private Label SKU or a Control Label SKU, UNFI will immediately notify a member of the WFM Private Label Team. The Private Label SKU or Control Label SKU involved in this notice may be placed on hold; however, no other action should be taken until a directive is received from the WFM Private Label Team.

(ii)                        Product subject to a Product hold, stock recovery, withdrawal or recall of a Private Label SKU or a Control Label SKU inventory whether due to a defect, damage, misbranding or quality issue is considered “Rejected Inventory.” [*CONFIDENTIAL*]. UNFI will indemnify WFM for any losses incurred by the WFM Parties resulting from a UNFI Party’s failure to comply with a Product Action Notice.

(d)            Product Sales. UNFI agrees to take commercially reasonable efforts to prevent any UNFI Party from selling or donating or otherwise distributing or conveying any Private Label SKU or any Control Label SKU to any distribution network, stores, entities or persons not approved in advance by a WFM Private Label Team Member. UNFI agrees to fully cooperate with WFM Private Label Team members and their representatives and designees in any investigation or litigation relating to any unauthorized sale. [*CONFIDENTIAL*].

(e)            WFM Responsibility for Inventory. Except for (i) Rejected Inventory, (ii) inventory that is out of date or damaged or in unacceptable condition due to UNFI’s acts or omissions including, but not limited to, improper storage, improper rotation, improper ordering, damage incurred during transportation by UNFI or its designees or (iii) missing, short or lost Product (shrink), if WFM terminates a Private Label SKU or a Control Label SKU, WFM will be responsible for and will reimburse UNFI for the applicable Private Label SKU or Control Label SKU inventory held by UNFI not to exceed the greater of (i) a 90 day supply based upon the WFM Locations’ past purchasing practices, or, if a new Product, projections provided in writing by WFM, or (ii) the supplier’s minimum order quantity. If the WFM Private Label Team instructs UNFI to destroy a Private Label SKU or a Control Label SKU held in inventory, UNFI will promptly arrange for the destruction of the applicable Products and will promptly provide WFM with a certificate of destruction covering all applicable Products.

(f)            [*CONFIDENTIAL*]. Private Label SKUs and Control Label SKUs will be priced for invoice purposes in the same manner as other Products purchased by WFM Locations from UNFI Parties except for [*CONFIDENTIAL*].

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

7.	Invoicing Payment Terms.
(a)	Product Invoices.

(i)                          Standard Invoices. Except for the EDLC Program (defined in Section 7(a)(iii)), UNFI will invoice WFM Locations for all Products purchased by WFM Locations consistent with practices in effect between WFM and UNFI prior to the Effective Date. The current practice applies to Products other than produce, wine and non-branded bulk items (“Standard Products”). For Standard Products, the price shown on the invoice to WFM (the “Standard Invoice Product Price”) will equal UNFI’s Cost (defined below) plus [*CONFIDENTIAL*]. “Cost” equals the manufacturer’s list price (the “MLP”) to UNFI for the Product, plus (ii) the Freight Charge. The “Freight Charge” means either (i) [*CONFIDENTIAL*] or (ii) [*CONFIDENTIAL*]. A Freight Charge will not be applied to Products that include freight in the MLP (i.e. Products with delivered cost pricing). WFM may change the amount of [*CONFIDENTIAL*] at any time by giving UNFI written notice. The foregoing change will be reflected in the next EDI cost files transmitted to WFM and the new [*CONFIDENTIAL*] becomes effective at the start of the next UNFI Pricing Period for such EDI cost files, not to exceed nine weeks.

(ii)	[*CONFIDENTIAL*]

(iii)                       EDLC Program. Certain Products will be included in a new program known as the WFM Everyday Low Cost Program (the “EDLC Program”). A Product will be included in the EDLC Program if WFM and the Product supplier or manufacturer agree upon an every day low cost (an “EDLC Cost”) for a Product that is resold by UNFI to WFM Locations (“EDLC Products”). For EDLC Products, the invoice price (the “EDLC Invoice Price”) will equal [*CONFIDENTIAL*]. A Freight Charge will not be applied to Products that include freight in the EDLC Cost. UNFI will report to the supplier or manufacturer the applicable EDLC Product sales and deduct from or credit to the supplier or manufacturer the appropriate EDLC reconciliation amount (the “EDLC Reconciliation Amount”). The EDLC Reconciliation Amount will be equal to [*CONFIDENTIAL*]. The parties will work together to create forms and procedures to support the EDLC Program, including, but not limited to, a WFM EDLC Reconciliation Process and a WFM EDLC Program Form. WFM may change the amount of the [*CONFIDENTIAL*] at any time by giving UNFI written notice. The foregoing change will be reflected in the next EDI cost files transmitted to WFM and the new [*CONFIDENTIAL*] becomes effective at the start of the next UNFI Pricing Period for such EDI cost files, not to exceed nine weeks.

(iv)                       Cross-Dock Billing UNFI will, from time to time, and based on UNFI space availability, ship goods and shipper displays on a cross-dock basis for WFM at a rate of $[*CONFIDENTIAL*].

(v)                        [*CONFIDENTIAL*]. From time to time, WFM or UNFI, on WFM’s behalf, may negotiate [*CONFIDENTIAL*] from the manufacturer and/or supplier. The [*CONFIDENTIAL*] will be reflected as a reduction in the applicable invoice price. For example, [*CONFIDENTIAL*]. The parties will work together to create a list of manufacturers and suppliers that have agreed to provide WFM [*CONFIDENTIAL*]. UNFI Authorization

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

forms for standing and one-time [*CONFIDENTIAL*] will be completed and submitted by WFM’s vendor or broker and submitted to UNFI designated personnel who will update and maintain this information and apply the specified reductions from the applicable invoice price. For any WFM specific [*CONFIDENTIAL*] UNFI will require manufacturer’s or supplier’s authorization. The foregoing WFM [*CONFIDENTIAL*] price will be reflected on the applicable invoice. UNFI Authorization forms will be submitted to UNFI with a minimum of two weeks lead time before desired delivery date.

(vi)                       Fuel Surcharge Program. If during a “WFM Fiscal Quarter” (set forth on Exhibit A) the average price per gallon of diesel fuel exceeds [*CONFIDENTIAL*] based on the U.S. weekly average from the U.S. Department of Energy’s Weekly Retail On-Highway Diesel Prices report found on the US Energy Information Administration website, www.eia.doe.gov, WFM will incur a “Fuel Surcharge” as set forth on Exhibit D. The foregoing government report is currently located at http://tonto.eia.doe.gov/oog/info/wohdp/diesel_detail_report.asp. The Fuel Surcharge, if any, is calculated each WFM Fiscal Quarter based on the sum of the U.S. weekly average price per gallon, as found above, during the prior WFM Fiscal Quarter divided by the number of weeks in such prior WFM Fiscal Quarter, rounded to 2 decimal places using standard rounding procedures. The Fuel Surcharge, if any, shall be incurred for each delivery by UNFI fleet to a WFM Location. In accordance with current practices the Fuel Surcharge will be billed to each WFM Region per WFM Fiscal Quarter with supporting documentation reflecting the calculation of the Fuel Surcharge for each WFM Location.

(vii)                      Pallet & Tote Program. The parties will develop a mutually agreeable pallet and tote exchange program. The pallet and totes received and returned by WFM will be tracked on each WFM Location invoice. WFM will pay UNFI a fee of [*CONFIDENTIAL*] per tote for totes not returned to UNFI (a “Tote Fee”). The Tote Fee will be invoiced to each WFM Region per WFM Fiscal Quarter with supporting documentation reflecting the calculation of the Tote Fee for each WFM Location. Upon Product deliveries, WFM will use its commercially reasonable efforts to provide UNFI with the number of empty pallets equal to the number of loaded pallets delivered to WFM.

(viii)                     WFM’s Manufacturer/Supplier Relationship. UNFI agrees (i) to cooperate with WFM regarding any WFM arrangement with the Product manufacturer and/or supplier including, but not limited to, the EDLC Program, funding for new, remodeled and acquired WFM Stores, promotions and free or discounted Product and (ii) it will not attempt to circumvent any such arrangement including, but not limited to, the EDLC Cost

(ix)                       Electronic Cost & Invoice Files. Consistent with past practices, UNFI will provide electronic cost files daily and each UNFI Pricing Period. Further, in addition to paper invoices submitted to WFM Locations, UNFI will provide daily electronic invoice files in EDI format. During the term of this Agreement, WFM intends to cross check the Product prices on the invoice against the electronic cost files. If there is a discrepancy in the Product price, WFM may adjust the applicable payment. [*CONFIDENTIAL*].

(b)	Payment Terms.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(i)                         Amounts due UNFI. WFM will send a wire transfer every [*CONFIDENTIAL*] with payment for all acceptable invoices received by WFM Locations [*CONFIDENTIAL*]. UNFI may impose a finance charge of 1% per WFM Period for any undisputed amounts that are not paid timely.

(ii)                        Amounts due WFM. Except as otherwise provided in this Agreement, any amount payable by UNFI to WFM will be due and payable within [*CONFIDENTIAL*] days from the beginning of the applicable WFM Period. WFM may impose a finance charge of 1% per WFM Period for any undisputed amounts that are not paid timely.

8.	[*CONFIDENTIAL*]

(a)            Purpose. The parties acknowledge that UNFI may realize income from sales of Products to WFM Locations through various means including, but not limited to, (i) [*CONFIDENTIAL*] and (ii) [*CONFIDENTIAL*]. [*CONFIDENTIAL*]. UNFI represents to WFM that it will not attempt to circumvent the intent of this Section 8.

(b)	[*CONFIDENTIAL*]
(c)	[*CONFIDENTIAL*].
(i)	[*CONFIDENTIAL*]
(x)	Definition of Total Sales: [*CONFIDENTIAL*].
(y)	Definition of Total Cost of Goods Sold: [*CONFIDENTIAL*].
(ii)	[*CONFIDENTIAL*].
(d)	[*CONFIDENTIAL*]
(e)	[*CONFIDENTIAL*].
(f)	[*CONFIDENTIAL*]

(g)           Accuracy of Information. In connection with the negotiation of this Agreement, UNFI has provided information to WFM relating to [*CONFIDENTIAL*]. UNFI acknowledges that WFM has relied upon this information in connection with the negotiation and execution of this Agreement. UNFI represents and warrants that all information provided to WFM during the negotiation of this Agreement is true and correct. If WFM determines that the above information is inaccurate or WFM was mislead, WFM may renegotiate the [*CONFIDENTIAL*]. If WFM chooses to renegotiate a reduction in the percentages listed on the [*CONFIDENTIAL*], UNFI agrees to negotiate in good faith.

(h)	[*CONFIDENTIAL*].

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

9.            Credits.              UNFI’s Standard Credit Policy and UNFI’s Credit Allowance Policy are outlined on Exhibit E (“UNFI Credit Policy”). These policies set forth two separate procedures for providing credit for certain errors relating to Product orders including, but not limited to, Products which are billed but not received, wrong Product shipped, damaged Product, Products with less than agreed upon shelf life remaining, spoiled or infested Product, Product with defective packaging, consumer returns, withdrawn or recalled Products and pricing errors. Each WFM Region will select one of the two UNFI Credit Policy options. Each WFM Region may change its UNFI Credit Policy once per WFM Fiscal Year by giving UNFI 30 days written notice, such change to be effective beginning with the WFM Period following the 30 day notice. Notwithstanding the terms set forth in the UNFI Credit Policy, during the transition from the credit policy process in place between UNFI and WFM prior to the Effective Date and the new UNFI Credit Policy, UNFI’s DCs in the EAST (i) will implement a transitional credit submission timeline of four calendar days for the first three WFM Periods after the effective date of the new UNFI Credit Policy, and (ii) will accept one last cycle of suncare returns at the end of the 2006 season.

10.	Other Rebates.

(a)            Signing Bonus. In consideration of the execution of this Agreement, UNFI will pay WFM [*CONFIDENTIAL*]. The payment will be in the form of a check or wire transfer.

(b)	[*CONFIDENTIAL*]
(c)	[*CONFIDENTIAL*]
(d)	[*CONFIDENTIAL*]

11.          New Product Slotting. WFM will submit a completed New Product Request Form (provided by UNFI) to request the addition of a new Product to UNFI’s inventory for sale to WFM Parties. The New Product Request Form will include a place to specify whether the new Product will be introduced by WFM on a national or regional basis. If the new Product will be introduced nationally, UNFI will purchase and slot the Product in all UNFI DCs for delivery to all WFM Locations. If the new Product will be introduced only in specific regions, UNFI will purchase and slot the new Product in the designated regions. UNFI will use commercially reasonable efforts to meet reasonable timelines requested by WFM for delivery of a new Product to WFM Locations. The parties agree that the following time frames are reasonable:

(a)            if a supplier or manufacturer is new to any West or East division of UNFI, UNFI will submit purchase orders to the supplier or manufacturer within [*CONFIDENTIAL*] of the date WFM submits the New Product Request Form to UNFI (the “New Product Request Date”) and will use commercially reasonable efforts to deliver the requested new Product to WFM Locations within [*CONFIDENTIAL*] of the New Product Request Date;

(b)           if the Product (but not the supplier or manufacturer) is new to any West or East division of UNFI, UNFI will submit purchase orders to the supplier or manufacturer within [*CONFIDENTIAL*] of the New Product Request Date and will use commercially reasonable efforts to deliver the Product to the designated WFM Locations within [*CONFIDENTIAL*] of the New Product Request Date; and

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(c)            if UNFI has a Product number for a Product in the appropriate division requested by WFM, UNFI will submit all purchase orders for the new Product within [*CONFIDENTIAL*] of the New Product Request Date and will use commercially reasonable efforts to deliver the new Product to WFM Locations within [*CONFIDENTIAL*] of the New Product Request Date unless the supplier or manufacturer is not on a weekly ordering schedule, in which case, UNFI will submit the purchase order on the next possible order date and the timing of new Product delivery to WFM Locations will be adjusted accordingly.

(d)           The parties acknowledge that supplier or manufacturer lead times, transportation schedules and other factors outside of UNFI’s control may affect the final WFM Location delivery timeline. WFM also acknowledges that a new Product orders involving an unusually large number of Product may require longer timelines.

12.          Fill Rate.          UNFI agrees to use commercially reasonable efforts to maintain a “fill rate” for each UNFI DC of at least [*CONFIDENTIAL*]% meaning that [*CONFIDENTIAL*]% or more of Products ordered by WFM Locations will be delivered on time and in good condition with the correct invoice and selection of Products. UNFI will provide a report to WFM once a week by UNFI DC of the actual dollar amount of Product filled and delivered on time by that UNFI DC and the dollar amount of the Products that would have been filled and delivered if that UNFI DC had a 100% fill rate. UNFI warrants and guarantees (excluding the [*CONFIDENTIAL*] Region) a [*CONFIDENTIAL*]% fill rate for each UNFI DC (the “Minimum Fill Rate”), which excludes mispicks, bills not received, short-code and quality, consistent with past practices. If any UNFI DC fails to meet the Minimum Fill Rate for [*CONFIDENTIAL*] consecutive weeks, every week following until the UNFI DC meets the Minimum Fill Rate, UNFI will pay each WFM Location affected an amount equal to [*CONFIDENTIAL*] of the difference between the dollar amount of Product represented by the Minimum Fill Rate and the dollar amount of Products delivered pursuant to those orders (in each instance a “Fill Rate Penalty Fee”). For example, if a UNFI DC fails to meet the Minimum Fill Rate for [*CONFIDENTIAL*] weeks in a row, each WFM Location that placed orders for Products from the UNFI DC that were due to be delivered during the 5th week would be entitled to a payment calculated as follows. If the dollar amount of Products received by the WFM Location from the UNFI DC during week five was $90,000 and there were $100,000 of Products ordered in corresponding purchase orders that were due to be delivered that week, the resulting fill rate would be [*CONFIDENTIAL*] for that WFM Location for that week. The difference between the actual fill rate dollar amount that week ($90,000) and the Minimum Fill Rate dollar amount [*CONFIDENTIAL*]. UNFI would owe that WFM Location a payment equal to [*CONFIDENTIAL*]. If the failure of UNFI to deliver any Product is a result of any of the following conditions, the Product will not be included in the calculations for determining the Minimum Fill Rate or the payment owed to a WFM Location: (i) if a Product is OOS as a result of a failure of the supplier or manufacturer (which can be independently verified by WFM) or as a result of a supply interruption due to natural disasters and UNFI has used commercially reasonable efforts to obtain the Product; (ii) promotional overpulls; (iii) applicable grocery strikes; (iv) interruptions in rail service or other transportation services other than those provided by UNFI; (v) mistakes in ordering on the part of WFM (e.g. WFM inadvertently requests the wrong amount of a Product on a purchase order).

13.	Minimum Orders.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(a)            Select Nutrition. If the total purchase price of Select Nutrition Product ordered (including OOS Products) meets the $[*CONFIDENTIAL*] minimum order amount (until October 31, 2006) or the $[*CONFIDENTIAL*] minimum order amount (after October 31, 2006), UNFI will ship the Select Nutrition Products without a shipping fee. If WFM does not order the above minimum amount of Select Nutrition Products, WFM will be charged a $[*CONFIDENTIAL*] shipping fee.

(b)            Other UNFI Parties. Except for the $[*CONFIDENTIAL*] minimum purchase requirement for all WFM Locations, all WFM Locations in [*CONFIDENTIAL*] and outside of the U.S. are excluded from this Section 13(b). WFM will use reasonable commercial efforts to maintain a national average minimum order amount of $[*CONFIDENTIAL*] for WFM Stores and $[*CONFIDENTIAL*] for other WFM Locations. Any WFM Store ordering on average less than $[*CONFIDENTIAL*] per order will make reasonable attempts towards increasing the WFM Store’s average order to at least $[*CONFIDENTIAL*]. In no event will UNFI be required to deliver an order that is less than $[*CONFIDENTIAL]. Order amounts will be based upon the total purchase price of Product ordered including the [*CONFIDENTIAL*] and OOS Products. UNFI will [*CONFIDENTIAL*]. If WFM fails to maintain a national average minimum order amount of $[*CONFIDENTIAL*] for WFM Stores and $[*CONFIDENTIAL*] for other WFM Locations, UNFI will notify WFM and WFM will take reasonable efforts to increase minimum order amounts.

14.	Auditing.

(a)            Support. Notwithstanding any language to the contrary, UNFI agrees to assist WFM with [*CONFIDENTIAL*] audit requests pertaining to this Agreement [*CONFIDENTIAL*]. In addition, UNFI agrees to [*CONFIDENTIAL*].

(b)           Records and Documentation. UNFI will maintain books, records, reports and documentation relating to its performance of this Agreement including, but not limited to, [*CONFIDENTIAL*] for a period of time, but in any case, not less than three years. Upon 21 days written notice UNFI will provide WFM and its designees access to [*CONFIDENTIAL*] for inspection during UNFI’s normal working hours. UNFI agrees to provide copies of any of the foregoing if requested by WFM. Alternatively, upon 21 days written notice from WFM, UNFI will send [*CONFIDENTIAL*] to a location of WFM’s choice for inspection by WFM or its designees. Upon WFM’s satisfactory conclusion of the audit, WFM will return all copies of books, records, reports and documentation. In addition, UNFI will provide WFM and its designees with [*CONFIDENTIAL*].

(c)            Payment. If, as a result of any WFM audit there is evidence that WFM was overcharged or did not receive any amount due, then UNFI will promptly pay WFM the amount thereof. In addition, UNFI will promptly pay [*CONFIDENTIAL*]. If the amount payable to WFM exceeds 2% of the aggregate amount that WFM should have been charged or was due, UNFI will promptly pay the applicable reasonable audit expense.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

15.	Personnel.

(a)            National Account Manager. UNFI will continue to provide, [*CONFIDENTIAL*], a UNFI employee to serve as a National Account Manager for WFM’s account with UNFI. The primary responsibility for the National Account Manager is to be a liaison and singular point of contact between UNFI and WFM. The UNFI National Account Manager’s duties will be designated by UNFI but will all pertain to WFM’s account. The UNFI National Account Manager will reside in Austin, Texas and at WFM’s option, maintain an office at WFM Headquarters.

(b)            National Promotions Coordinator. UNFI will designate a UNFI employee to serve as a WFM National Promotions Coordinator. The National Promotions Coordinator’s specific duties will be designated by UNFI but will all pertain to WFM’s account. The National Promotions Coordinator will draft WFM National Promotion Pre-orders subject to final approval by WFM and perform such other duties as the parties shall mutually agree. The Promotions Coordinator will reside in Austin, Texas and at WFM’s option, maintain an office at WFM Headquarters. UNFI has [*CONFIDENTIAL*] weeks from the Effective Date to hire a National Promotions Coordinator.

(c)            Contract Manager. On or before September 26, 2006, UNFI will designate a UNFI employee to serve as a WFM Contract Manager. The Contract Manager’s specific duties will be designed by UNFI but will pertain to WFM’s account. The Contract Manager will help ensure that UNFI is in compliance with this Agreement and act as the liaison to WFM for auditing purposes. Further, the Contract Manager will conduct continuous self-auditing.

(d)           Appointment Criteria. The individuals filling the National Account Manager and National Promotions Coordinator positions are subject to WFM’s reasonable satisfaction. If WFM requests the replacement of any UNFI personnel for any non-discriminatory reason, UNFI will use commercially reasonable efforts to promptly replace such individuals with new, competent personnel reasonably satisfactory to WFM.

(e)            WFM Store Support. UNFI will [*CONFIDENTIAL*]. UNFI will continue to provide assistance for new and relocated WFM Stores as reasonably requested by WFM.

16.	[*CONFIDENTIAL*].
17.	UNFI Distribution Centers; Delivery Standards.

(a)            Standards for Distribution Centers. UNFI represents and warrants that all UNFI DCs will be maintained and operated in accordance with all applicable laws, in compliance with industry standards (including industry sanitation standards), and in all material respects in accordance with UNFI’s warehousing and delivery standards, which will be available for review upon request by WFM. WFM may inspect the physical plant and inventory of any UNFI DC during normal business hours upon reasonable advance notice to the designated UNFI personnel, but shall not impair or impede the business operations of the center. After 60 days prior notice and receipt of WFM’s consent, UNFI shall have the right to move service for WFM Stores from one UNFI DC to another. The proposed move shall not result in any increase in cost to WFM,

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

and the parties will have had the opportunity to prepare and implement a plan for a transition to any new UNFI DC.

(b)            Covenants for Delivery. UNFI shall, at UNFI’s election, transport Products on UNFI fleet or WFM-approved carriers to individual WFM Locations. UNFI shall comply with all applicable laws, including any regional or national limitations or guidelines regarding deliveries (e.g., municipal, residential or property owner imposed restrictions on delivery hours, parking of trucks, unacceptable levels of noise in residential areas, etc.).

(c)            Delivery Time Windows.          UNFI agrees to maintain the existing delivery time windows for delivery of Products to WFM Locations. If a WFM Location requests a change in a delivery time window that UNFI is unable to meet, UNFI and WFM may negotiate a [*CONFIDENTIAL*]. If the parties cannot agree on the amount of [*CONFIDENTIAL*], UNFI agrees it will meet the new delivery time window the WFM Location requested. If changes are required by municipal, residential or property owners on delivery hours, parking of trucks, delivery routes, curfews, noise ordinances, lease covenants, neighborhood covenants and/or operating hours, then WFM and UNFI will work together to make the scheduling changes necessary to comply with such restrictions.

(d)            Code Date Policy; Inventory Management. Products shall be distributed to WFM Locations in compliance with the Code Date Policy attached as Exhibit G related to the minimum number of days prior to expiration of the final code date, for Products, under which such Products will be accepted upon delivery to the WFM Locations. The Code Date Policy may be amended from time to time upon mutual agreement of the parties. Product delivered with less than the minimum code date shall be deemed OOS for purposes of Sections 3(a) and 12. UNFI agrees to deliver all Products on a FEFO inventory management basis, to ensure proper inventory turns and maximize available Product Code Dates. Receipt of short-coded Product at any WFM Location that is not sold or used within the code date will be fully credited to WFM in accordance with the Code Date Policy.

(e)            Quality Standards. Products will be delivered palletized and shrink-wrapped and meet WFM's quality standards and be free from damage including, but not limited to, temperature damage and be free from evidence of rodents or insects.

(f)            Recalled Products. In the event that any Product is recalled or withdrawn (the “Recalled Product”), UNFI will use its personnel (or a third party retrieval service if UNFI reasonably believes the recall or withdrawal will be achieved faster, at less expense) to remove any Recalled Product from WFM Locations and shall dispose of or return any Recalled Products as required. In addition to the foregoing responsibilities, UNFI shall use its best efforts to cooperate with WFM in removing the Recalled Product and replenishing WFM Locations with replacement Products. Any credits for Recalled Products will be issued to WFM in compliance with the UNFI Credit Policy.

(g)            Store Receiving. All Product shipments by UNFI to WFM Locations shall be evidenced by an invoice and signed by both parties. Shipments of Product shall be acknowledged as received by execution of the delivered invoice by a WFM employee at the WFM Location. A copy of each invoice shall be left with the WFM Location. In the event that

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

UNFI computer system issues prevent UNFI from delivering WFM product with invoices, WFM agrees to accept a Bill of Lading for such delivery in lieu of an invoice.

(h)            Passage of Title and Risk of Loss. Title and risk of loss for Products purchased pursuant to this Agreement shall pass upon delivery to WFM Locations when delivered by UNFI fleet or by independent carrier.

18.	Indemnification.

(a)            UNFI Indemnity. UNFI shall indemnify, defend and hold harmless WFM and its parent, subsidiaries and affiliates, together with their stockholders, general and limited partners, members, managers, directors, officers, employees, agents, representatives, successors and assigns from and against any and all demands, claims, liabilities, losses, judgments, settlements, penalties, costs, expenses, fees (including reasonable fees of any attorneys, consultants or experts), interest, liens, encumbrances, causes of action, damages of any kind and any other obligations (together “Liabilities”) arising out of, relating to or otherwise based upon (i) any actual or alleged violation by UNFI of any federal, state or local law, including any statute, ordinance, administrative order, rule or regulation; (ii) any negligence or willful misconduct of any UNFI Parties or any of their employees or agents; (iii) the breach or alleged breach of any term of this Agreement; (iv) the employment, presence or activities of any UNFI Parties or their employee or contractor at any WFM Location or other property (including, but not limited to, all personal injury, wage and hour, wrongful termination, harassment, discrimination, workers compensation, disability, tort, strict liability or contract claims or demands); and (v) any Product recall or withdrawal or safety notice initiated as a result of a request by a government agency, local health authority or consumer protection agency or court action because of or resulting from a condition which existed at the time of delivery of the Product to the WFM Locations.

(b)            WFM Indemnity. WFM shall hold indemnify, defend and hold harmless UNFI and its parent, subsidiaries and affiliates, together with their stockholders, general and limited partners, members, managers, directors, officers, employees, agents, representatives, successors and assigns from and against any and all Liabilities arising out of, relating to or otherwise based upon (i) any actual or alleged violation by WFM of any federal, state or local law, including any statute, ordinance, administrative order, rule or regulation; (ii) any negligence or willful misconduct of WFM or any of its employees or agents; (iii) the breach or alleged breach of any term of this Agreement; and (iv) the employment, presence or activities of WFM or its employee or contractor on any UNFI premises related to this Agreement (including, but not limited to, all personal injury, wage and hour, wrongful termination, harassment, discrimination, workers compensation, disability, tort, strict liability or contract claims or demands).

(c)            Third Person Claims. Promptly after a party has received notice of or has actual knowledge of any Claim against it covered by a third party or the commencement of any action or proceeding by a third person with respect to any such Claim, such party (sometimes referred to as the “Indemnitee”) shall give the other party (sometimes referred to as the “Indemnitor”) written notice of such claim or commencement of such action or proceeding; provided, however, that the failure to give such notice will not affect the right to indemnification hereunder with respect to such Claim, action or proceeding, except to the extent that the other party has been actually prejudiced as a result of such failure. If the Indemnitor has notified the Indemnitee

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

within thirty (30) days from the receipt of the foregoing notice that it wishes to defend against the Claim, unless there exists a potential conflict of interest between the parties, then the Indemnitor shall have the right to assume and control the defense of the Claim by appropriate proceedings with counsel reasonably acceptable to the Indemnitee. The Indemnitee may participate in the defense, at its sole expense, of any such Claim for which the Indemnitor shall have assumed the defense pursuant to the preceding sentence, provided, however, that counsel for the Indemnitor shall act as lead counsel in all matters pertaining to the defense or settlement of such Claims, suit or proceeding other than Claims that in the Indemnitee’s reasonable judgment could have a material and adverse effect on Indemnitee’s business apart from the payment of money damages. The Indemnitee shall be entitled to indemnification for the reasonable fees and expenses of its counsel for any period during which the Indemnitor has not assumed the defense of any claim. The Indemnitor may not settle any Claim without obtaining a release for the benefit of the Indemnitee, unless the consent of the Indemnitee is obtained.

(d)            Product Liability. UNFI acknowledges that it generally obtains indemnification agreements from the various manufacturers, suppliers, vendors or distributors of Products it purchases and sells. UNFI agrees to indemnify, defend and hold harmless WFM and its parent and affiliates, together with their stockholders, general and limited partners, members, managers, directors, officers, employees, agents, representatives, successors and assigns for any and all Liabilities (including but not limited to, personal injury, illness or death of any person) arising from or pertaining to the handling, shipment, delivery, condition of, consumption or use of any Product (other than Private Label SKUs), without regard to any negligence by UNFI related to such Product, except where the loss is determined to have arisen from the negligence of WFM. UNFI’s obligation to indemnify WFM for any Liabilities arising from any Products sold to WFM shall exist regardless of the existence or nonexistence of any such indemnification agreements from Product manufacturers, suppliers, vendors or distributors. Indemnification under this section does not extend to Liabilities arising out of any Private Label SKUs, except where the Liability is attributable to the negligence or intentional acts or omissions of UNFI.

(e)            Insurance. At all times during the Term and for a two (2) year period after its termination or expiration, UNFI shall maintain, at its expense, occurrence based insurance coverage (the “Insurance Coverage”) in the types and amounts as follows:

(i)                          Workers’ Compensation and Employer’s Liability insurance affording compensation benefits for all of its employees in an amount sufficient to meet all statutory requirements and employer’s liability insurance with limits of $[*CONFIDENTIAL*] for each accident or disease (with per incident or aggregate annual deductible of $[*CONFIDENTIAL*] or less).

(ii)                        Commercial General Liability Insurance with a combined single limit of $[*CONFIDENTIAL*] per occurrence and $[*CONFIDENTIAL*] in the aggregate for personal injury, bodily injury (including wrongful death), and property damage liability inclusive of coverage for all premises and operations, broad form property damage, independent contractors, contractual liability for this Agreement and product/completed operations coverage.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(iii)                       Automobile Liability Insurance with a combined single limit of $[*CONFIDENTIAL*] per occurrence for injuries, including accidental death and property damage.

(iv)                       Products Liability Insurance with limits not less than $[*CONFIDENTIAL*] per occurrence.

(v)                        Umbrella or Excess Liability Insurance with limits not less than $[*CONFIDENTIAL*] per occurrence that provides additional limits for employer’s liability, commercial general liability, automobile liability and products liability insurance.

The Insurance Coverage will be from an insurance company classified by A M Best as a Class IV or larger with a Financial Strength Rating of at least A, A-. None of the Insurance Coverage amounts will be construed as a limitation on UNFI’s potential liability. Except for Workers’ Compensation and Employer’s Liability insurance, the insurance policies will not have a per incident or aggregate annual deductible of greater than $[*CONFIDENTIAL*] without the prior written consent of WFM. In connection with UNFI’s execution of this Agreement, UNFI will provide WFM with certificates of insurance evidencing all of the referenced insurance policies, which will provide that: (i) such insurance will not be materially modified or cancelled unless WFM has been given at least 60 days’ advance written notice thereof; and (ii) such certificates will be renewed annually or as policy renewals occur. Except for Workers’ Compensation and Employers Liability, the required insurance policies will, at UNFI’s expense, name “Whole Foods Market Distribution, Inc. together with its direct and indirect affiliates and insurers as additional insureds.”

19.	Compliance with Laws.

(a)            General. Each party covenants and agrees during the Term it will fully comply with all applicable laws, ordinances, regulations, licenses and permits of or issued by any federal, state or local government entity, agency or instrumentality applicable to its responsibilities hereunder. Each party agrees that it shall comply with all certification procedures and regulations. Each party shall promptly notify the other party after it becomes aware of any material adverse proposed law, regulation or order that, to its knowledge, may or does conflict with the parties’ obligations under this Agreement. The parties will then use reasonable efforts to promptly decide whether a change may be made to the terms of this Agreement to eliminate any such conflict or impracticability.

(b)            Organic Documentation. In connection with any organic Products, UNFI shall take all such actions as required by any federally recognized certifying organization (or as required by law) in order for such Products to be certified as organic, including, without limitation, the maintenance of any required documentation and the taking of the necessary precautions to prevent Product compromise. UNFI shall provide all documentation relating to the foregoing to WFM at WFM’s request.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

20.	Termination Provisions.

(a)            Either party may terminate this Agreement immediately by providing written notice to the other party (unless otherwise provided below) for cause upon the occurrence of any one or more of the following:

(i)                          a failure to make any material payment, credit, rebate or other remittance of monetary consideration provided for herein (other than in good faith in connection with a dispute of which notice was given) or failure to remedy any delinquent material payment, credit, rebate or other remittance within fifteen (15) business days after notice (which failure to cure shall be an event of default); and

(ii)                        a breach of any non-monetary obligations under the Agreement, and failure to cure such breach after 30 days’ prior written notice of the breach.

(b)            WFM may terminate this Agreement immediately by providing written notice to UNFI (unless otherwise provided below) for cause upon the occurrence of any one or more of the following:

(i)	[*CONFIDENTIAL*];

(ii)                        The results of any audit of UNFI show evidence of willful misconduct on the part of UNFI or any of its employees or representatives of a nature that is material in either dollar amount or percentage to total amounts or to the operational units affected, or that could reasonably result in a material impact to the reputation or operational performance of WFM;

(iii)                       It is determined by any regulatory agency, or UNFI publicly announces, that any certification given by officers of UNFI relating to internal controls was materially incorrect. Regulatory violations by UNFI where the violations or the corrective action required materially and adversely affect the continued ability of UNFI to perform all or any material portion of the Agreement; or

(iv)                       The quality of service provided by UNFI does not meet industry standards, and UNFI has failed to remedy service problems within [*CONFIDENTIAL*] days after written notice of breach by WFM.

21.          Representations and Warranties of UNFI. UNFI represents and warrants to WFM as follows, and such representations and warranties shall survive the Effective Date:

(a)            Sufficient Personnel to Perform Obligations. UNFI (i) has sufficient personnel with adequate training and expertise to perform its obligations as contemplated hereunder in the time frames contemplated herein and (ii) will use reasonable care in the performance of UNFI’s obligations under this Agreement.

(b)            National Organic Standards. UNFI has adequate processes and systems in place, and has adequately educated its personnel, and that it will fully comply with all federal, state and local regulations relating to handling and labeling of organic Products, including, but

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

not limited to, the National Organic Standards as promulgated by the U.S. Department of Agriculture and as such applies to UNFI as a handler or processor of organic foods. UNFI acknowledges that WFM has placed substantial reliance on UNFI to handle various foods for human consumption so as to not invalidate any “organic” designation of such foods.

(c)            Computer Systems. UNFI has proper security safeguards in place to ensure the confidentiality of all of WFM’s data as contained in UNFI’s computer systems. All such systems will perform without material defect or error in compliance with the performance standards set forth in this Agreement. UNFI has a disaster recovery program in place to ensure that, in the event of a catastrophic destruction of any portion of UNFI’s computer systems, wherever located, UNFI will be able to recover all necessary data to continue to perform its obligations hereunder in substantially the time frames contemplated herein.

(d)           UNFI Distribution Center’s Condition and Capacity. All of the UNFI DCs servicing WFM will be maintained and operated in accordance with UNFI warehousing and delivery standards. Such UNFI DCs have the operational systems required to support the obligations of UNFI as set forth in this Agreement, and all such UNFI DCs have adequate capacity to order, store and deliver Products in accordance with the terms of this Agreement and in the amounts contemplated by WFM. All the UNFI DCs shall have sufficient security measures in place prior to receipt of Products for WFM to ensure that such Products are not tampered with or adulterated in any manner, and that all such Products shall be maintained at temperatures and other storage conditions necessary to preserve the freshness and integrity of the Products.

(e)            Information Provided to Auditors. All information requested by WFM (i) will be provided by UNFI to WFM and/or its designated auditors, (ii) will be in the format required in this Agreement or agreed upon by the parties, and (iii) will be true and correct in all respects, except as otherwise disclosed to WFM and/or its designees at the time of disclosure.(f)  Transfer of Title. Upon delivery of Products, UNFI will transfer title and ownership of Products to WFM. Upon WFM’s purchase of Products, the Products will be free of any liens, claims or other encumbrances.

(g)           Recall. UNFI has a reliable recall system and policies in place including appropriate tracking, coding and accounting systems for all Products.

22.          Representations and Warranties of WFM. WFM represents and warrants to UNFI as follows, and such representations and warranties shall survive the Effective Date:

(a)            Sufficient Personnel to Perform Obligations. WFM represents that it has sufficient personnel with adequate training and expertise to perform its obligations as contemplated hereunder in the time frames contemplated herein.

(b)            Computer Systems. WFM has proper security safeguards in place to ensure the confidentiality of all of UNFI’s data as contained in WFM’s computer systems. All such systems will perform without material defect or error in compliance with the performance standards set forth in this Agreement. WFM has a disaster recovery program in place to ensure

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

that, in the event of a catastrophic destruction of any portion of WFM’s computer systems, wherever located, WFM will be able to recover all necessary data to continue to perform its obligations hereunder in substantially the time frames contemplated herein.

23.	Miscellaneous.

(a)            Binding Effect. This Agreement, including its exhibits, supersedes all prior agreements between UNFI and WFM and is the only agreement between UNFI and WFM, either oral or in writing relating to the subject matter hereof.

(b)            Force Majeure. “Force Majeure” events shall be events beyond the reasonable control of a party (and not through the fault or negligence of such party) that make timely performance of an obligation not possible. Force Majeure events are those that are not reasonably foreseeable with the exercise of reasonable care, nor avoidable through the payment of nonmaterial additional sums. In the event of a Force Majeure, the party so affected shall give prompt written notice to the other party of the cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

(c)            Governing Law; Forum and Jurisdiction; Waiver of Punitive and Similar Types of Damages. The relationship of the parties hereto and all claims arising out of or related to that relationship, including, but not limited to, the construction and interpretation of any written agreements, including this Agreement, shall be governed by the substantive laws of the State of Delaware (without regard to conflicts of law principles). The parties agree and consent to the jurisdiction of the state and federal courts located in Chicago, Illinois and acknowledge that such courts are proper and convenient forums for the resolution of any actions between the parties with respect to the subject matter of this Agreement, and agree that, in such case, these courts shall be the sole and exclusive forums for the resolution of any actions between the parties with respect to the subject matter hereof. The parties hereby waive any right to a jury trial under any applicable law. The parties also waive any and all right to punitive, incidental or consequential damages, except to the extent such damages are included in any award for which indemnification is sought pursuant to the terms of this Agreement or an action is brought for breach of provisions relating to confidential information. The prevailing party in any action to enforce this Agreement shall be entitled to recover all related costs of the suit, including reasonable attorneys’ fees and court costs.

(d)            Confidentiality. In connection with this Agreement, the parties may acquire or develop confidential information relating to each party and such party’s businesses that includes quality standards, business methods, sales data and trends, Intellectual Property, purchasing history, pricing, marketing and pricing strategies, technical data, general or specific customer information and the terms of this Agreement (“Confidential Information”). The term Confidential Information shall include computer software, source code, object code, hardware configurations and all other information relating to a party, its business and prospects, learned by the other party or disclosed by such party from time to time to the other party in any manner, whether orally, visually or in tangible form (including, without limitation, documents, devices and computer readable media) and all copies, improvements, derivatives and designs thereof, created by either party whether owned by or licensed to such party. The term Confidential Information shall also be deemed to include all notes, analyses, compilations, studies,

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

interpretations or other documents prepared by a party that contain, reflect or are based upon the information furnished to such party by the other party pursuant hereto. The parties (i) will hold all Confidential Information in strict confidence, (ii) will only use Confidential Information for the purpose of performing under this Agreement, and (iii) will not disclose any Confidential Information to any third party (other than to affiliates or subsidiaries and their own outside legal, accounting, insurance or financial advisors or other consultants as necessary) without the other party’s prior written consent. Without limiting the foregoing, UNFI will not use any Confidential Information in connection with the marketing, distribution or sale of UNFI’s Products other than to WFM. UNFI will not use, sell or share any Confidential Information, including, but not limited to, WFM sales data in connection with Infoshare, SIS or any other similar type of data compilation, without the written consent of WFM. The foregoing applies even if the WFM Confidential Information is in a generic format that does not specifically reference WFM. The parties will use the highest degree of care it uses to protect its own confidential information to maintain the confidentiality of all Confidential Information but in no event less than a reasonable degree of care. Confidential Information shall not include any information that:

(i)                         was in a party’s possession, prior to disclosure by the other party hereunder, provided such information is not known by such party to be subject to another confidentiality agreement with or secrecy obligation to the other party;

(ii)                        was generally known in the grocery industry at the time of disclosure to a party hereunder, or becomes so generally known after such disclosure, through no act of such party;

(iii)                       has come into the possession of a party from a third party who is not known by such party to be under any obligation to the other party to maintain the confidentiality of such information; or

(iv)                       was independently developed by a party without the use of any Confidential Information of the other party, to the extent that such independent development is reasonably established by such first party to the other party.

Notwithstanding the foregoing, nothing herein shall prevent the filing of a copy of this Agreement as an exhibit to any filing required by a regulatory agency having jurisdiction over either party, provided that a party required to file a copy hereof shall notify the other party of the filing and request and use its best efforts to obtain confidential treatment of all financial terms of this Agreement prior to the filing thereof. In addition, either party may disclose the terms of this Agreement pursuant to a valid subpoena, provided such party gives the other party reasonable prior notice of the service of any subpoena to permit the other party to seek a protective order, and seeks confidential treatment of all financial terms hereof.

If a party breaches or threatens to breach any provision of this Section 23(d), the parties agree that the non-breaching party’s remedy at law is inadequate. Therefore, in the event of such breach or threatened breach, in addition to any other remedy which may be available to the non-breaching party, the non-breaching party shall be entitled to seek, without posting a bond, preliminary or permanent injunctive and/or other equitable relief restraining the breaching party,

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

or any of its agents or employees, from breaching or acting in any manner inconsistent with the conduct or performance required by this Section 23(d). In addition to the foregoing, a party may demand from and be entitled to immediately receive payment from the other party, as liquidated damages for a breach of Section 23(d), if such breach is determined by a court of competent jurisdiction, the amount of $[*CONFIDENTIAL*] in immediately available funds. The disclosure of the same information at the same time to more than one third-party shall only be regarded as a single violation for purposes of this subsection (d). The parties agree that (A) the $[*CONFIDENTIAL*] in liquidated damages are a reasonable approximation of the injury that would be suffered by a party in the event of a breach of this Section 23(d) by either party; (B) the amount of actual loss cannot be precisely determined, but such liquidated damages provided for in this Section 23(d) are fair and reasonable; (C) all such payments made under this Section 23(d) shall be paid as liquidated damages and not as a penalty; (D) all such payments due under this Section 23(d) shall be made as an offset against all amounts due and owing under this Agreement.

(e)            Amendment; Assignment. This Agreement may not be amended or modified except by a writing signed by an authorized officer of each party specifically referencing this Agreement and the intent to amend or modify. It is agreed that neither party shall transfer or assign this Agreement or any part hereof or any right arising hereunder, by operation of law or otherwise, without the prior written consent of the other party. A “Change of Control” shall be deemed to be an assignment for purposes of this Agreement. Any purported assignment (including a Change of Control) without consent shall be void and of no force or effect or, alternatively, a party may choose to consent to the assignment or terminate this Agreement. Subject to the foregoing, this Agreement shall be binding on the respective parties and their permitted successors and assigns. A “Change of Control” means (A) any transaction or series of related transactions in which a party or group, acting in concert, acquires beneficial ownership of more than 50% of the equity interests in a party or its direct or indirect parent, or (B) a merger or consolidation of another entity with or into a party or its direct or indirect parent, with the effect that any third party becomes beneficial owner of more than 50% of the equity interests of a party or its direct or indirect parent. Notwithstanding anything to the contrary stated above, WFM may assign this Agreement to any direct or indirect affiliate (whether or not such assignment results in a Change of Control) without obtaining the consent of UNFI.

(f)            Entire Agreement; Survival. All exhibits to this Agreement are incorporated by reference. This Agreement (and any documents referred to herein) represents the entire agreement and understanding of the parties with respect to the matters set forth herein, and there are no representations, warranties or conditions or agreements (other than implementing invoices, purchase orders and the like necessary to implement this Agreement) not contained herein that constitute any part hereof or that are being relied upon by any party hereunder. In the event this Agreement terminates, all claims arising prior to such termination shall survive such termination, and in addition, the following sections shall survive any such termination: 5, 6(c), (d), (e) and (f), 7-10, 12-14, 17, 18 and 21-23.

(g)            Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall be enforced.

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

(h)            Publicity. Both parties shall agree on any press release related to the signing of this Agreement; provided, however, that either party may release information reasonably deemed necessary by their respective securities counsel under applicable governing laws. Except for the foregoing, UNFI will not (i) use for any reason any name, logo or trademark of Whole Foods Market, Inc., WFM Purchasing or any of their respective affiliates or subsidiaries in any manner suggesting that UNFI has a relationship with Whole Foods Market, Inc., WFM Purchasing or any of their respective affiliates or subsidiaries (ii) issue any press release or make any other statement to the press or authorize any publication to print anything that mentions Whole Foods Market, Inc., WFM or any of their respective affiliates or subsidiaries by name or refers to this Agreement or the transactions contemplated herein or (iii) disclose the content or existence of this Agreement to any third party.

(i)             Notices. Unless otherwise stated, all notices given in connection with this Agreement will be in writing and will be deemed delivered at the time of personal delivery or 3 business days after being sent by facsimile (with a confirmation) or mailed by express, certified or registered mail, or sent by a recognized national or international courier, as appropriate (in all cases postage prepaid and return receipt requested). Notices shall be addressed to the parties at the addresses set forth below or to such other address as shall have been so notified to the other party in accordance with this Section. Notices to UNFI shall be addressed to: Chief Financial Officer, 260 Lake Road, Dayville, CT 06241, Phone: 860.779.2800, fax: 860.779.5678 with a copy to legal counsel E. Colby Cameron, Cameron & Mittleman, LLP, 56 Exchange Terrace, Providence, Rhode Island 02903. Except as set forth herein, notices to WFM shall be addressed to: Jim Speirs, Vice President Procurement Non-Perishables, Whole Foods Market, Inc., 550 Bowie Street, Austin, Texas 78703, phone 512.542.0720, fax 512.482.7720 with a copy to General Counsel, Whole Foods Market, Inc., 550 Bowie Street, Austin, Texas 78703.

(j)             No Third Party Beneficiaries. Nothing in this Agreement, whether expressed or implied, is intended to confer on any person other than the parties to this Agreement or their parent, affiliates or subsidiaries, respective successors or permitted assigns, any rights, remedies, obligations or liabilities.

(k)            Independent Contractors. In all matters relating to this Agreement both parties shall be acting solely as independent contractors and shall be solely responsible for the acts of their respective employees, contractors and agents. Employees, agents or contractors of one party shall not be considered employees, agents or contractors of the other party. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationship of an employer-employee or principal-agent, or to otherwise create any liability for or obligation of either party whatsoever with respect to the indebtedness, liabilities, and obligations of the other party. Neither UNFI nor any employee or representative of UNFI shall at any time wear a “Whole Foods Market” (Registered Trademark) uniform or in any way hold himself out to be an employee of WFM or any WFM Affiliate. The parties specifically agrees that this Agreement shall not be deemed to grant or imply that either party or any employee of either party is authorized to sign, contract, deal, or otherwise act in the name of or on behalf of the other party.

(l)            Titles and Headings; Counterparts; Facsimile/Electronic Signature; Preprinted Forms. The titles and headings to Sections herein are inserted for the convenience of reference

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party. Electronic or facsimile signatures shall be deemed original signatures for purposes of execution of this document. This Agreement, including its attachments, supersedes all prior agreements between UNFI and WFM or any WFM Affiliate and is the only agreement between WFM and UNFI, either oral or in writing, relating to the matters set forth herein. Each party agrees that use of pre-printed forms, including, but not limited to email, purchase orders, acknowledgements or invoices, is for convenience only and all pre-printed terms and conditions stated thereon, except as specifically set forth in this Agreement, are void and of no effect.

(m)          Negotiation of Agreement, Each party and its counsel have cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

(n)           Termination of Prior Agreement. Upon execution of this Agreement, the Agreement for Distribution of Products dated January 1, 2005 between Whole Foods Market Distribution, Inc. and United Natural Foods, Inc. and its subsidiaries and affiliates that is due to expire on December 31, 2007 shall terminate.

[Signature Page to Follow]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

WHEREAS, the parties have entered into this Agreement as of the Effective Date.

Whole Foods Market Distribution, Inc.,

a Delaware corporation

By:  /s/ Lee Valkenaar
        Lee Valkenaar, President

UNITED NATURAL FOODS, INC.

By:  /s/ Michael D. Beaudry
        Michael D. Beaudry, President of the Eastern Region

By:  /s/ Richard Antonelli
        Richard Antonelli, Executive Vice President,
        Chief Operating Officer and President of Distribution

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit A

Whole Foods Market, Inc

Fiscal Period Calendar

End of Period Dates

End of Quarter Dates

Period	Week	Fiscal 2006	2007	2008	2009	2010	2011	2012	2013	2014
1	1	10/02/2005	10/01/2006	10/07/2007	10/05/2008	10/04/2009	10/03/2010	10/02/2011	10/07/2012	10/06/2013
	2	10/09/2005	10/08/2006	10/14/2007	10/12/2008	10/11/2009	10/10/2010	10/09/2011	10/14/2012	10/13/2013
	3	10/16/2005	10/15/2006	10/21/2007	10/19/2008	10/18/2009	10/17/2010	10/16/2011	10/21/2012	10/20/2013
	4	10/23/2005	10/22/2006	10/28/2007	10/26/2008	10/25/2009	10/24/2010	10/23/2011	10/28/2012	10/27/2013
2	5	10/30/2005	10/29/2006	11/04/2007	11/02/2008	11/01/2009	10/31/2010	10/30/2011	11/04/2012	11/03/2013
	6	11/06/2005	11/05/2006	11/11/2007	11/09/2008	11/08/2009	11/07/2010	11/06/2011	11/11/2012	11/10/2013
	7	11/13/2005	11/12/2006	11/18/2007	11/16/2008	11/15/2009	11/14/2010	11/13/2011	11/18/2012	11/17/2013
	8	11/20/2005	11/19/2006	11/25/2007	11/23/2008	11/22/2009	11/21/2010	11/20/2011	11/25/2012	11/24/2013
3	9	11/27/2005	11/26/2006	12/02/2007	11/30/2008	11/29/2009	11/28/2010	11/27/2011	12/02/2012	12/01/2013
	10	12/04/2005	12/03/2006	12/09/2007	12/07/2008	12/06/2009	12/05/2010	12/04/2011	12/09/2012	12/08/2013
	11	12/11/2005	12/10/2006	12/16/2007	12/14/2008	12/13/2009	12/12/2010	12/11/2011	12/16/2012	12/15/2013
	12	12/18/2005	12/17/2006	12/23/2007	12/21/2008	12/20/2009	12/19/2010	12/18/2011	12/23/2012	12/22/2013
4	13	12/25/2005	12/24/2006	12/30/2007	12/28/2008	12/27/2009	12/26/2010	12/25/2011	12/30/2012	12/29/2013
	14	01/01/2006	12/31/2006	01/06/2008	01/04/2009	01/03/2010	01/02/2011	01/01/2012	01/06/2013	01/05/2014
	15	01/08/2006	01/07/2007	01/13/2008	01/11/2009	01/10/2010	01/09/2011	01/08/2012	01/13/2013	01/12/2014
1st Qtr	16	01/15/2006	01/14/2007	01/20/2008	01/18/2009	01/17/2010	01/16/2011	01/15/2012	01/20/2013	01/19/2014
5	17	01/22/2006	01/21/2007	01/27/2008	01/25/2009	01/24/2010	01/23/2011	01/22/2012	01/27/2013	01/26/2014
	18	01/29/2006	01/28/2007	02/03/2008	02/01/2009	01/31/2010	01/30/2011	01/29/2012	02/03/2013	02/02/2014
	19	02/05/2006	02/04/2007	02/10/2008	02/08/2009	02/07/2010	02/06/2011	02/05/2012	02/10/2013	02/09/2014
	20	02/12/2006	02/11/2007	02/17/2008	02/15/2009	02/14/2010	02/13/2011	02/12/2012	02/17/2013	02/16/2014
6	21	02/19/2006	02/18/2007	02/24/2008	02/22/2009	02/21/2010	02/20/2011	02/19/2012	02/24/2013	02/23/2014
	22	02/26/2006	02/25/2007	03/02/2008	03/01/2009	02/28/2010	02/27/2011	02/26/2012	03/03/2013	03/02/2014
	23	03/05/2006	03/04/2007	03/09/2008	03/08/2009	03/07/2010	03/06/2011	03/04/2012	03/10/2013	03/09/2014
	24	03/12/2006	03/11/2007	03/16/2008	03/15/2009	03/14/2010	03/13/2011	03/11/2012	03/17/2013	03/16/2014
7	25	03/19/2006	03/18/2007	03/23/2008	03/22/2009	03/21/2010	03/20/2011	03/18/2012	03/24/2013	03/23/2014
	26	03/26/2006	03/25/2007	03/30/2008	03/29/2009	03/28/2010	03/27/2011	03/25/2012	03/31/2013	03/30/2014
	27	04/02/2006	04/01/2007	04/06/2008	04/05/2009	04/04/2010	04/03/2011	04/01/2012	04/07/2013	04/06/2014
2nd Qtr	28	04/09/2006	04/08/2007	04/13/2008	04/12/2009	04/11/2010	04/10/2011	04/08/2012	04/14/2013	04/13/2014
8	29	04/16/2006	04/15/2007	04/20/2008	04/19/2009	04/18/2010	04/17/2011	04/15/2012	04/21/2013	04/20/2014
	30	04/23/2006	04/22/2007	04/27/2008	04/26/2009	04/25/2010	04/24/2011	04/22/2012	04/28/2013	04/27/2014
	31	04/30/2006	04/29/2007	05/04/2008	05/03/2009	05/02/2010	05/01/2011	04/29/2012	05/05/2013	05/04/2014
	32	05/07/2006	05/06/2007	05/11/2008	05/10/2009	05/09/2010	05/08/2011	05/06/2012	05/12/2013	05/11/2014
9	33	05/14/2006	05/13/2007	05/18/2008	05/17/2009	05/16/2010	05/15/2011	05/13/2012	05/19/2013	05/18/2014
	34	05/21/2006	05/20/2007	05/25/2008	05/24/2009	05/23/2010	05/22/2011	05/20/2012	05/26/2013	05/25/2014
	35	05/28/2006	05/27/2007	06/01/2008	05/31/2009	05/30/2010	05/29/2011	05/27/2012	06/02/2013	06/01/2014
	36	06/04/2006	06/03/2007	06/08/2008	06/07/2009	06/06/2010	06/05/2011	06/03/2012	06/09/2013	06/08/2014
10	37	06/11/2006	06/10/2007	06/15/2008	06/14/2009	06/13/2010	06/12/2011	06/10/2012	06/16/2013	06/15/2014
	38	06/18/2006	06/17/2007	06/22/2008	06/21/2009	06/20/2010	06/19/2011	06/17/2012	06/23/2013	06/22/2014
	39	06/25/2006	06/24/2007	06/29/2008	06/28/2009	06/27/2010	06/26/2011	06/24/2012	06/30/2013	06/29/2014
3rd Qtr	40	07/02/2006	07/01/2007	07/06/2008	07/05/2009	07/04/2010	07/03/2011	07/01/2012	07/07/2013	07/06/2014
11	41	07/09/2006	07/08/2007	07/13/2008	07/12/2009	07/11/2010	07/10/2011	07/08/2012	07/14/2013	07/13/2014
	42	07/16/2006	07/15/2007	07/20/2008	07/19/2009	07/18/2010	07/17/2011	07/15/2012	07/21/2013	07/20/2014
	43	07/23/2006	07/22/2007	07/27/2008	07/26/2009	07/25/2010	07/24/2011	07/22/2012	07/28/2013	07/27/2014
	44	07/30/2006	07/29/2007	08/03/2008	08/02/2009	08/01/2010	07/31/2011	07/29/2012	08/04/2013	08/03/2014
12	45	08/06/2006	08/05/2007	08/10/2008	08/09/2009	08/08/2010	08/07/2011	08/05/2012	08/11/2013	08/10/2014
	46	08/13/2006	08/12/2007	08/17/2008	08/16/2009	08/15/2010	08/14/2011	08/12/2012	08/18/2013	08/17/2014
	47	08/20/2006	08/19/2007	08/24/2008	08/23/2009	08/22/2010	08/21/2011	08/19/2012	08/25/2013	08/24/2014
	48	08/27/2006	08/26/2007	08/31/2008	08/30/2009	08/29/2010	08/28/2011	08/26/2012	09/01/2013	08/31/2014
13	49	09/03/2006	09/02/2007	09/07/2008	09/06/2009	09/05/2010	09/04/2011	09/02/2012	09/08/2013	09/07/2014
	50	09/10/2006	09/09/2007	09/14/2008	09/13/2009	09/12/2010	09/11/2011	09/09/2012	09/15/2013	09/14/2014
	51	09/17/2006	09/16/2007	09/21/2008	09/20/2009	09/19/2010	09/18/2011	09/16/2012	09/22/2013	09/21/2014
4th	52	09/24/2006	09/23/2007	09/28/2008	09/27/2009	09/26/2010	09/25/2011	09/23/2012	09/29/2013	09/28/2014
Qtr	53		09/30/2007					09/30/2012

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit B

[*CONFIDENTIAL*]

[*CONFIDENTIAL*]

[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

[*CONFIDENTIAL*]	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit C

Southern Pacific Region

This Exhibit C to the Agreement for Distribution of Products (the “Agreement”) dated September 26, 2006 between Whole Foods Market Distribution, Inc., a Delaware corporation (“WFM”), and United Natural Foods, Inc., a Delaware corporation (“UNFI”) amends the Agreement to allow the Southern Pacific Region to use UNFI as its Primary Distributor pursuant to the following terms and conditions:

1.	WFM agrees to work with UNFI to develop a time-line for transition of UNFI as the Primary Distributor for the Southern Pacific Region.
2.	[*CONFIDENTIAL*].
3.	[*CONFIDENTIAL*].

All terms not defined herein will have the meeting set forth in the Agreement. This Exhibit C is dated __________ ___, ______.

Whole Foods Market Distribution, Inc.,

a Delaware corporation

By:

Name Printed: __________________

Title: __________________________

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit D

Fuel Surcharge

The Fuel Surcharge amount, if any, will be set according to the table below.

Price Per Gallon	Surcharge Per Delivery
Up to [*CONFIDENTIAL*]	$0
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]
[*CONFIDENTIAL*]	[*CONFIDENTIAL*]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit E

[*CONFIDENTIAL*]

i

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

EXHIBIT F

[*CONFIDENTIAL*]

NOTE: A request for confidential treatment has been made with respect to the portions of the following document that are marked with [*CONFIDENTIAL*]. The redacted portions have been filed separately with the SEC.

Exhibit G

Code Date Policy

1.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
2.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
3.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
4.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
5.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
6.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
7.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
8.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
9.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
10.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]
11.	[*CONFIDENTIAL*] – [*CONFIDENTIAL*]